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Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Raymond S. Haverstock
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 466-6299
(Name, address and telephone number of agent for service)

MGM Resorts International
(Issuer with respect to the Securities)

Delaware (State or other jurisdiction of incorporation or organization)	88-0215232 (I.R.S. Employer Identification No.)
3600 Las Vegas Boulevard South Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)

6.750% Senior Notes Due 2020
Guarantees of the 6.750% Senior Notes Due 2020*
(Title of the Indenture Securities)

 *TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
350 Leasing Company I, LLC	Nevada	26-0257649
350 Leasing Company II, LLC	Nevada	26-0881385
450 Leasing Company I, LLC	Nevada	80-0562797
550 Leasing Company I, LLC	Nevada	88-0121916
550 Leasing Company II, LLC	Nevada	27-2301518
AC Holding Corp.	Nevada	88-0220212
AC Holding Corp. II	Nevada	88-0220229
Aria Resort & Casino, LLC	Nevada	20-5396350
Beau Rivage Resorts, Inc., dba Beau Rivage	Mississippi	88-0340296
Bellagio, LLC, dba Bellagio	Nevada	94-3373852
Bungalow, Inc.	Mississippi	64-0410882
Circus Circus Casinos, Inc., dba Circus Circus Hotel and Casino-Las Vegas Circus Circus Hotel and Casino-Reno and Slots-A-Fun Casino	Nevada	88-0191825
CityCenter Facilities Management, LLC	Nevada	27-3246985
CityCenter Realty Corporation	Nevada	20-5106648
Destron, Inc.	Nevada	88-0234293
Diamond Gold, Inc.	Nevada	88-0242688
Galleon, Inc.	Nevada	88-0307225
Gold Strike Fuel Company, LLC dba Gold Strike Auto & Truck Plaza	Nevada	88-0433152
Gold Strike L.V.	Nevada	88-0230231
Grand Laundry, Inc.	Nevada	88-0298834
IKM MGM, LLC	Nevada	26-0872384
IKM MGM Management, LLC	Nevada	26-0872415
Jean Development Company, LLC, dba Gold Strike Hotel and Gambling Hall	Nevada	88-0223200
Jean Development North, LLC	Nevada	88-0312945
Jean Development West, LLC	Nevada	88-0241415
Jean Fuel Company West, LLC dba Nevada Landing Auto Plaza	Nevada	88-0269160
LV Concrete Corp.	Nevada	88-0337406
MAC, Corp.	New Jersey	22-3424950
Mandalay Corp., dba Mandalay Bay Resort and Casino and The Hotel	Nevada	88-0384693
Mandalay Employment, LLC	Nevada	26-2196014
Mandalay Marketing and Events	Nevada	88-0350241
Mandalay Place	Nevada	88-0383769
Mandalay Resort Group	Nevada	88-0121916
Metropolitan Marketing, LLC	Nevada	22-3756320
MGM Grand Atlantic City, Inc.	New Jersey	88-0354792
MGM Grand Condominiums, LLC	Nevada	55-0806676
MGM Grand Condominiums II, LLC	Nevada	20-2116101
MGM Grand Condominiums III, LLC	Nevada	05-0627790
MGM Grand Condominiums East-Tower I, LLC	Nevada	20-5106711
MGM Grand Detroit, Inc.	Delaware	91-1829051
MGM Grand Hotel, LLC, dba MGM Grand Hotel & Casino	Nevada	94-3373856
MGM Hospitality, LLC	Nevada	20-8588249
MGM International, LLC	Nevada	20-5581298
MGM Resorts Advertising, Inc.	Nevada	88-0162200

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
MGM Resorts Aircraft Holdings, LLC	Nevada	11-3739807
MGM Resorts Aviation Corp.	Nevada	88-0173596
MGM Resorts Corporate Services	Nevada	88-0225681
MGM Resorts Development, LLC	Nevada	88-0368826
MGM Resorts Entertainment and Sports	Nevada	88-0245169
MGM Resorts International Design	Nevada	88-0406202
MGM Resorts International Global Gaming Development, LLC	Nevada	26-3463682
MGM Resorts International Marketing, Inc.	Nevada	86-0868640
MGM Resorts International Operations, Inc.	Nevada	88-0471660
MGM Resorts Land Holdings, LLC	Nevada	51-0649237
MGM Resorts Macao, LLC	Nevada	88-0512367
MGM Resorts Management and Technical Services, LLC	Nevada	20-4986873
MGM Resorts Manufacturing Corp.	Nevada	88-0195439
MGM Resorts Mississippi, Inc., dba Gold Strike Casino Resort	Mississippi	64-0831942
MGM Resorts Online, LLC	Nevada	45-3690532
MGM Resorts Retail	Nevada	88-0385232
MGM Springfield, LLC	Massachusetts	45-4315066
MH, Inc., dba Shadow Creek	Nevada	88-0245162
Mirage Leasing Corp.	Nevada	88-0424843
Mirage Laundry Services Corp.	Nevada	88-0287118
Mirage Resorts, Incorporated	Nevada	88-0058016
M.I.R. Travel	Nevada	88-0276369
MMNY Land Company, Inc.	New York	33-1043606
MRGS, LLC	Nevada	88-0321295
M.S.E. Investments, Incorporated ("MSE")	Nevada	88-0142077
Nevada Landing Partnership	Illinois	88-0311065
New Castle Corp., dba Excalibur Hotel and Casino	Nevada	88-0239831
New PRMA Las Vegas, Inc.	Nevada	88-0430015
New York-New York Hotel & Casino, LLC, dba New York-New York Hotel & Casino	Nevada	88-0329896
New York-New York Tower, LLC	Nevada	84-1646058
OE Pub, LLC	Nevada	27-0940613
PRMA, LLC	Nevada	88-0430017
PRMA Land Development Company, dba Primm Valley Golf Club	Nevada	88-0325842
Project CC, LLC	Nevada	84-1669056
Railroad Pass Investment Group, LLC, dba Railroad Pass Hotel and Casino	Nevada	88-0208350
Ramparts, Inc., dba Luxor Hotel and Casino	Nevada	88-0237030
Signature Tower 1, LLC	Nevada	20-5382807
Signature Tower 2, LLC	Nevada	26-3300673
Signature Tower 3, LLC	Nevada	26-3300756
The Crystals at CityCenter Management, LLC	Nevada	74-3242574
The Mirage Casino-Hotel, dba The Mirage	Nevada	88-0224157
The Signature Condominiums, LLC	Nevada	33-1129331
Tower B, LLC	Nevada	42-1747200
Tower C, LLC	Nevada	42-1747202
Vendido, LLC	Nevada	45-4205677
Vdara Condo Hotel, LLC	Nevada	20-8277206

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Victoria Partners, dba Monte Carlo Resort and Casino	Nevada	88-0346764
VidiAd	Nevada	88-0428375
Vintage Land Holdings, LLC	Nevada	20-8920761
Vintage Land Holdings II, LLC	Nevada	26-0181763

*
Each additional registrant is a direct or indirect subsidiary of MGM Resorts International. The address, including zip code, and telephone number, including area code, of each registrant's principal executive offices is c/o MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 693-7120. The name, address, and telephone number of the agent for service for each additional registrant is John M. McManus, Executive Vice President, General Counsel and Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 693-7120.

 FORM T-1

Item 1.    GENERAL INFORMATION. Furnish the following information as to the Trustee.

    a)
    Name and address of each examining or supervising authority to which it is subject.

        Comptroller of the Currency
        Washington, D.C.

    b)
    Whether it is authorized to exercise corporate trust powers.

        Yes

Item 2.    AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

        None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

    1.
    A copy of the Articles of Association of the Trustee.*

    2.
    A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

    3.
    A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

    4.
    A copy of the existing bylaws of the Trustee.**

    5.
    A copy of each Indenture referred to in Item 4. Not applicable.

    6.
    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

    7.
    Report of Condition of the Trustee as of December 31, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*
Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**
Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 5th of March, 2013.

By:	/s/ RAYMOND S. HAVERSTOCK Raymond S. Haverstock Vice President

 Exhibit 2

[LOGO]

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1.    The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2.    "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

[SEAL]	IN TESTIMONY WHEREOF, today, November 28, 2012, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.
/s/ THOMAS J. CURRY Thomas J. Curry Comptroller of the Currency

 Exhibit 3

[LOGO]

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency do hereby certify that:

1.    The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2.    "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

[SEAL]	IN TESTIMONY WHEREOF, today, March 19, 2012, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.
/s/ JOHN WALSH John Walsh Acting Comptroller of the Currency

 Exhibit 6

CONSENT

Dated: March 5, 2013

By:	/s/ RAYMOND S. HAVERSTOCK Raymond S. Haverstock Vice President

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

 Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2012

($000's)

12/31/2012
Assets
Cash and Balances Due From Depository Institutions	$8,252,302
Securities	74,022,528
Federal Funds	74,234
Loans & Lease Financing Receivables	219,884,343
Fixed Assets	5,024,268
Intangible Assets	12,542,566
Other Assets	25,288,375

Total Assets	$345,088,616
Liabilities
Deposits	$253,686,214
Fed Funds	4,291,213
Treasury Demand Notes	0
Trading Liabilities	404,237
Other Borrowed Money	30,911,125
Acceptances	0
Subordinated Notes and Debentures	4,736,320
Other Liabilities	11,473,186

Total Liabilities	$305,502,295
Equity
Common and Preferred Stock	18,200
Surplus	14,133,290
Undivided Profits	23,981,892
Minority Interest in Subsidiaries	$1,452,939

Total Equity Capital	$39,586,321
Total Liabilities and Equity Capital	$345,088,616

QuickLinks

  Exhibit 25
TABLE OF ADDITIONAL REGISTRANTS
FORM T-1
  Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
  Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
  Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
  Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
SIGNATURE
Exhibit 2
CERTIFICATE OF CORPORATE EXISTENCE
Exhibit 3
CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS
Exhibit 6
CONSENT
Exhibit 7
U.S. Bank National Association Statement of Financial Condition As of 12/31/2012 ($000's)